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                                                                    Exhibit 5.1

                        [Letterhead of McConnell Valdes]



                                 June 19, 2002



Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico 00918

Selling Shareholder
c/o R&G Financial Corporation
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico 00918

                  RE:      REGISTRATION STATEMENT ON FORM S-3
                           (NO. 333-         )

Ladies and Gentlemen:

         In connection with the above-referenced registration on Form S-3 (the "Registration Statement"), which we understand was filed by R&G Financial Corporation, a Puerto Rico corporation (the "Corporation"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to 4,600,000 shares of the Corporation's Class B common stock, par value $0.01 per share (the "Class B Common Stock"), we have been requested to render our opinion, as your special Puerto Rico counsel, as to the validity of the Class B Common Stock. We understand that an aggregate of up to 2,300,000 of the shares of Class B Common Stock are proposed to be issued and offered by the Corporation and up to an aggregate of 2,300,000 of the shares of Class B Common Stock to be issued by the Corporation, upon conversion of the same number of shares of the Corporation's Class A common stock, par value $0.01 per share, are proposed to be offered by the Selling Shareholder named in the Registration Statement.


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                                      -2-


         In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have relied as to all matters of fact upon written or oral representations or certifications of officers of the Corporation and public officials, and we have assumed the accuracy and completeness of all statements of fact therein without any independent investigation thereof. While we have received the portion of the prospectus included in the Registration Statement entitled "Description of Capital Stock", "Selling Stockholder," and "Taxation - Puerto Rico Tax Treatment" we have not participated in the preparation of the Registration Statement or any other offering materials in connection with the sale of the Class B Common Stock.

         The opinion which we render herein is limited to those matters governed by the corporation laws of the Commonwealth of Puerto Rico as of the date hereof. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We are members of the Puerto Rico bar and do not express any opinion as to the laws of any other jurisdiction. We express no opinion as to compliance with Puerto Rico securities or "blue sky" laws and the opinions set forth herein are qualified in that respect.

         Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof we are of the opinion that, when the Registration Statement has become effective under the Act and the Class B Common Stock has been issued and delivered as contemplated in the Registration Statement, the shares of Class B Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable when delivered against payment therefor.

         We hereby consent to the law firm of Kelley Drye & Warren LLP relying on this opinion solely as to matters of Puerto Rico law in the opinion they are delivering to you in connection with the filing of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.


                               Very truly yours,



                               /s/ McConnell Valdes
                               --------------------------------------
                               McConnell Valdes